[GRAPHIC OMITTED]

                                                           FOR IMMEDIATE RELEASE

Nordson Corporation Reports Record Fourth Quarter Sales and Operating Profit; Double Digit Growth Also Pushes Annual Sales to Record Level

o   Fourth Quarter Sales Grow 20.4 Percent to Record $290.8 Million
o   Fourth Quarter Operating Profit Grows 17.1 Percent
o   Fiscal Year 2007 Sales Grow 11.4 Percent to Record $993.6 Million
o Outlook for Record First Quarter 2008 Revenue and EPS, with Each Growing at Least 20 Percent

WWESTLAKE, Ohio, Dec. 18 /PRNewswire-FirstCall/ -- Nordson Corporation (Nasdaq:
NDSN) today reported record sales and earnings for the fourth quarter which ended October 31, 2007. Sales for the fourth quarter reached $290.8 million, a
20.4 percent increase over sales for the same period of 2006. Acquisitions accounted for 11.6 percent of the increase and core volume added 4.4 percent, with the remainder coming from the effects of currency translation.

On a diluted basis, fourth-quarter earnings per share were $.87, as compared to the prior year's $.87 from continuing operations and $.82 including discontinued operations. The current quarter's results include a charge of $.01 for short-term purchase accounting for acquired inventory.

"We had a very strong finish to the year, with record fourth quarter sales and operating profit," said Chairman and Chief Executive Officer Edward P. Campbell. "We generated significant volume growth during the quarter in all segments and each geographic region, grew operating profit by 17 percent and, after normalizing the effect on last year's earnings of non-recurring tax benefits, grew earnings per share from continuing operations by 14 percent."

                                   -continued-

Annual sales for the year, which ended October 31, 2007, reached a record $993.6 million, an 11.4 percent increase over sales of $892.2 million a year ago. Acquisitions accounted for 7.9 percent of the growth, currency accounted for 3.4 percent, and core growth accounted for 0.1 percent. Full year diluted earnings per share were $2.65 as compared to the prior year's $2.86 from continuing operations and $2.65 including discontinued operations. The current year's results include a charge of $.16 for short-term purchase accounting for acquired inventory. The effective tax rate in the current quarter is 33.2% as compared to the prior year's rate of 28.4% on continuing operations. The prior year rate benefited from certain non-recurring tax benefits. Excluding the $.16 short-term purchase accounting charge in the current year and applying the current year effective tax rate to prior year results, earnings per share from continuing operations increased 5.2 percent over 2006.

Cash flow from operations for the year, less capital expenditures and dividends, was $77.9 million or 7.8 percent of sales.

Campbell noted, "For the year, we achieved record sales and completed four acquisitions that bring us high performing businesses with market leading positions and significant technology. These new additions strengthen our base in important growth markets we have targeted for investment."

Segment & Regional Results
--------------------------
All segments contributed solid volume growth in the quarter. The Advanced Technology Systems segment reported a sales volume gain of 38.7 percent. The Adhesive Dispensing Systems segment volume increased 9.5 percent, and Industrial Coating and Automotive Systems volume increased 5.2 percent.

 "I am very pleased with the excellent profitability the Adhesive Dispensing Systems segment delivered in the quarter and the continuing improvement in the profitability of the Industrial Coating and Automotive Systems segment, where full year operating profit margins improved from 5.9 percent to 9.6 percent," said Campbell.

                                   -continued-

On a geographic basis, fourth quarter sales volume increased 26.5 percent in the Americas, 22.0 percent in Japan, 16.4 percent in Asia Pacific, 15.9 percent in Europe and 11.9 percent in the United States.

Backlog and Outlook
-------------------
Backlog at year-end was approximately $98 million, compared with $72 million for the same period of the prior year. These backlog amounts are calculated at 2007 year-end exchange rates.

"We finished 2007 with excellent momentum which should propel first quarter revenue and earnings per share to record levels. With the short term dampening effect of purchase accounting behind us and with many geographic markets continuing to show strength, we believe 2008 will be another record year for Nordson," said Campbell.

For the first quarter of fiscal year 2008, sales are expected to grow between 21 and 25 percent over the same period a year ago. Diluted earnings per share are expected to be in the range of $.55 to $.64, compared to $.46 in the prior year's first quarter.

Nordson will broadcast its fourth-quarter conference call on the investor relations page of its Web site, www.nordson.com, on Wednesday, December 19, 2007 at 8:30 a.m. EST. For persons unable to listen to the live broadcast, a replay will be available for 14 days after the event. Information about Nordson's investor relations and shareholder services is available from Barbara Price, Manager, Shareholder Relations, at (440) 414-5344.

Except for historical information and comparisons contained herein, statements included in this release may constitute "forward-looking statements," as defined by the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors, as discussed in the company's filing with the Securities and Exchange Commission that could cause actual results to differ.

                                   -continued-

Nordson Corporation is one of the world's leading producers of precision dispensing equipment that applies adhesives, sealants and coatings to a broad range of consumer and industrial products during manufacturing operations. The company also manufactures equipment used in the testing and inspection of electronic components as well as technology-based systems for curing and surface treatment processes. Headquartered in Westlake, Ohio, Nordson has more than 4,000 employees worldwide, and direct operations and sales support offices in 30 countries.


                                       ###


Investor Contact:
-----------------
Barbara Price, Manager, Shareholder Relations
(440) 414-5344  bprice@nordson.com

Media Contact:
--------------
James R. Jaye, Director, Corporate Communications
(440) 414-5639  jjaye@nordson.com


A summary of sales, income and earnings is presented in the attached tables.

                                                    NORDSON CORPORATION
FOURTH QUARTER PERIOD                               -------------------
Period Ending October 31, 2007                      FINANCIAL HIGHLIGHTS
(Unaudited)                                      (Dollars in thousands except
                                                   for per-share amounts)

CONSOLIDATED STATEMENT OF INCOME
--------------------------------
                                          Fourth Quarter              Year-to-Date
                                        2007          2006          2007         2006
                                     ---------     ---------     ---------     ---------
Net sales                            $ 290,768     $ 241,512     $ 993,649     $ 892,221
Cost of sales                          131,166       102,088       439,804       379,800
Selling & administrative expenses      111,082        97,998       401,703       364,806
                                     ---------     ---------     ---------     ---------

Operating profit                        48,520        41,426       152,142       147,615

Interest expense - net                  (5,641)       (2,022)      (20,037)      (10,150)
Other income (expense) - net             1,376          (616)        3,617        (1,031)
                                     ---------     ---------     ---------     ---------

Income before income taxes              44,255        38,788       135,722       136,434
Income taxes                            14,621         9,310        45,030        38,767
                                     ---------     ---------     ---------     ---------

Income from continuing operations       29,634        29,478        90,692        97,667

Loss from discontinued operations,
 net of tax                                 --        (1,692)           --        (7,069)
                                     ---------     ---------     ---------     ---------

Net income                           $  29,634     $  27,786     $  90,692     $  90,598
                                     =========     =========     =========     =========


Continuing operations return on
 sales                                      10%           12%            9%           11%
Continuing operations return on
 average shareholders' equity               23%           28%           19%           26%

-----------------------------------------------------------------------------------------

Average common shares outstanding
 (000's)                                33,624        33,390        33,547        33,365
Average common shares and
        common share
        equivalents (000's)             34,247        34,015        34,182        34,180

Per share:

Basic earnings from continuing
 operations                          $     .88     $     .88     $    2.70     $    2.93
Basic earnings from discontinued
 operations                                 --          (.05)           --          (.21)
Total                                $     .88     $     .83     $    2.70     $    2.72
                                     ---------     ---------     ---------     ---------

Diluted earnings from continuing
 operations                          $     .87     $     .87     $    2.65     $    2.86
Diluted earnings from discontinued
 operations                                 --          (.05)           --          (.21)
Total                                $     .87     $     .82     $    2.65     $    2.65
                                     ---------     ---------     ---------     ---------

Dividends paid                       $    .175     $     .17     $     .70     $     .67



    CONSOLIDATED BALANCE SHEET
                                                       October 31     October 31
                                                          2007           2006
                                                       ----------     ----------
Cash and marketable securities                         $   31,145     $   48,868
Receivables                                               229,993        190,459
Inventories                                               119,650         83,688
Other current assets                                       29,136         24,289
                                                       ----------     ----------
  Total current assets                                    409,924        347,304

Property, plant & equipment - net                         132,917        105,415
Other assets                                              668,999        370,171
                                                       ----------     ----------

                                                       $1,211,840     $  822,890
                                                       ==========     ==========

Notes payable and debt due within one year             $  324,099     $   70,188
Accounts payable and accrued liabilities                  185,815        171,137
                                                       ----------     ----------
  Total current liabilities                               509,914        241,325

Long-term debt                                             22,840         47,130
Other liabilities                                         147,969        103,907
Total shareholders' equity                                531,117        430,528
                                                       ----------     ----------

                                                       $1,211,840     $  822,890
                                                       ==========     ==========

--------------------------------------------------------------------------------

Other information:

Employees                                                   4,089          3,645

Common shares outstanding (000's)                          33,710         33,411
Total

                                                  NORDSON CORPORATION
FOURTH QUARTER PERIOD                             -------------------
Period Ending October 31, 2007                    FINANCIAL HIGHLIGHTS
(Unaudited)                                    (Dollars in thousands except
                                                 for per-share amounts)

                                        Fourth Quarter      % Growth over 2006
SALES BY BUSINESS SEGMENT               2007      2006     Volume Currency Total
-------------------------            --------   --------   ------ -------- -----

Adhesive dispensing systems          $148,119   $128,071     9.5%   6.2%   15.7%
Industrial coating & automotive
 systems                               55,919     51,428     5.2%   3.5%    8.7%
Advanced technology systems            86,730     62,013    38.7%   1.2%   39.9%
                                     --------   --------

Total sales by business segment      $290,768   $241,512    16.0%   4.4%   20.4%
                                     ========   ========    ====    ===    ====


                                        Fourth Quarter
OPERATING PROFIT BY BUSINESS SEGMENT    2007      2006
------------------------------------ --------   --------

Adhesive dispensing systems          $ 35,708   $ 29,906
Industrial coating & automotive
 systems                                7,150      7,209
Advanced technology systems            13,469     13,639
Corporate                              (7,807)    (9,328)
                                     --------   --------
Total operating profit by business
 segment                             $ 48,520   $ 41,426
                                     ========   ========


                                        Fourth Quarter      % Growth over 2006
SALES BY GEOGRAPHIC REGION              2007      2006     Volume Currency Total
--------------------------           --------   --------   ------ -------- -----

United States                        $ 87,457   $ 78,152    11.9%    --    11.9%
Americas                               20,597     15,668    26.5%   5.0%   31.5%
Europe                                105,442     84,029    15.9%   9.6%   25.5%
Japan                                  33,086     26,830    22.0%   1.3%   23.3%
Asia Pacific                           44,186     36,833    16.4%   3.6%   20.0%
                                     --------   --------
Total Sales by Geographic Region     $290,768   $241,512    16.0%   4.4%   20.4%
                                     ========   ========    ====    ===    ====


                                        Fourth Quarter
SELECTED SUPPLEMENTAL INFORMATION       2007      2006
---------------------------------    --------   --------

Depreciation and amortization        $  7,607   $  6,438
Capital expenditures                 $  5,328   $  3,010
Dividends paid                       $  5,888   $  5,689


                                         Year-to-Date       % Growth over 2006
SALES BY BUSINESS SEGMENT              2007       2006     Volume Currency Total
-------------------------            --------   --------   ------ -------- -----

Adhesive dispensing systems          $509,568   $478,858     1.7%   4.7%    6.4%
Industrial coating & automotive
 systems                              183,362    174,105     2.7%   2.6%    5.3%
Advanced technology systems           300,719    239,258    24.3%   1.4%   25.7%
                                     --------   --------

Total sales by business segment      $993,649   $892,221     8.0%   3.4%   11.4%
                                     ========   ========    ====    ===    ====


                                         Year-to-Date
OPERATING PROFIT BY BUSINESS SEGMENT   2007       2006
------------------------------------ --------   --------

Adhesive dispensing systems          $118,206   $109,018
Industrial coating & automotive
 systems                               17,615     10,351
Advanced technology systems            40,480     56,976
Corporate                             (24,159)   (28,730)
                                     --------   --------
Total operating profit by business
 segment                             $152,142   $147,615
                                     ========   ========


                                         Year-to-Date       % Growth over 2006
SALES BY GEOGRAPHIC REGION             2007       2006     Volume Currency Total
--------------------------           --------   --------   ------ -------- -----

United States                        $304,834   $291,242     4.7%     -     4.7%
Americas                               73,564     64,928    11.4%   1.9%   13.3%
Europe                                363,385    314,287     7.2%   8.4%   15.6%
Japan                                  98,233     86,982    14.1%  -1.2%   12.9%
Asia Pacific                          153,633    134,782    11.3%   2.7%   14.0%
                                     --------   --------

Total Sales by Geographic Region     $993,649   $892,221     8.0%   3.4%   11.4%
                                     ========   ========    ====    ===    ====


                                         Year-to-Date
SELECTED SUPPLEMENTAL INFORMATION      2007       2006
---------------------------------    --------   --------

Depreciation and amortization        $ 27,933   $ 23,310
Capital expenditures                 $ 31,017   $ 13,610
Dividends paid                       $ 23,481   $ 22,372